Exhibit 99.2
SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
Introduction of Pro Forma Condensed Financial Statements
(UNAUDITED)
     Effective February 1, 2005, Spectrum Sciences & Software Holdings Corp. (the “Company”) acquired all of the outstanding capital stock of M&M Engineering Limited (“M&M”), a corporation organized under the laws of the Province of Newfoundland and Labrador, Canada, from EnerNorth Industries, Inc., a corporation organized under the laws of the Province of Ontario, Canada (“EnerNorth”), pursuant to a Share Purchase Agreement (the “Purchase Agreement”) dated as of the same date (the “Acquisition”). The purchase price for the capital stock of M&M was Cdn. $7,361,999 (US $5,958,802) in cash. Pursuant to the Purchase Agreement, M&M redeemed 1,000 of its preferred shares held by EnerNorth for Cdn $1,000,000 (US $809,400) immediately prior to the closing of the acquisition and issued the same number of preferred shares to the Company for Cdn. $1,000,000 (US $809,400). The total purchase price is US $6,768,202.
     The accompanying unaudited pro forma condensed balance sheet as of December 31, 2004 gives effect to the Acquisition as if the Acquisition occurred on those dates. The accompanying unaudited pro forma condensed statement of operations for the year ended December 31, 2004, gives effect to the Acquisition as if it occurred on the first day of the period presented. The pro forma statements were prepared using US generally accepted accounting principles.
     The fiscal year end of M&M is June 30, whereas the fiscal year end of the Company is December 31. The unaudited pro forma condensed Statement of Operations for the year ended December 31, 2004 has been recast from the records of M&M to reflect the twelve months ended December 31, 2004.
     The unaudited pro forma condensed financial information is provided for information purposes only and is not necessarily indicative of the results that would have occurred if the Acquisition had occurred on the first day of each period presented. The unaudited pro forma financial statements should not be construed as being representative of future operating results or the financial position of the Company and should be read in conjunction with the:
•	Accompanying Notes to the unaudited Pro Forma Condensed Financial Information;

•	The Company’s historical consolidated financial statements and notes included in the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2004; and

•	M&M’s historical financial statements and notes for the fiscal years ended June 30, 2003, June 30, 2004 and the seven months ended January 31, 2005 (included in this 8-K/A filing).

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
Unaudited Pro Forma Condensed Balance Sheet
For the year ended December 31, 2004

Current assets:	Spectrum	M&M	Adjustments		Spectrum
Cash and cash equivalents	$5,666,910	$187,767		$(6,768,202)	$(913,525)
Short-term investments	18,795,143				18,795,143
Receivables	2,759,756	3,770,866			6,530,622
Due from Shareholder	705,126				705,126
Inventories	79,010	558,600			637,610
Prepaid expenses & Other current assets	882,478	1,024,617			1,907,095

Total current assets	28,888,423	5,541,850		(6,768,202)	27,662,071

Property and equipment, net	2,280,746	2,507,756			4,788,502
Goodwill				1,674,500	1,674,500
Investments in joint ventures		767,371			767,371
Other assets	43,810				43,810

TOTAL ASSETS	$31,212,979	$8,816,977		$(5,093,702)	$34,936,254

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,025,030	$2,000,126	$		$3,025,156
Line of credit		537,008			537,008
Accrued expenses	482,923	123,683		352,673	959,279
Current portion of due to related party	705,126				705,126
Deferred revenues	228,968				228,968
Provision for contract losses	148,248				148,248
Deferred Tax Liability	—	193,499		—	193,499
Current portion of long-term debt	—	17,812		—	17,812

Total current liabilities	2,590,295	2,872,129		352,673	5,815,097

Long-term liabilities:
Long term debt, less current portion	—	380,526		—	380,526
Due to related party, less current portion	—	—		—	—
Non-current Deferred tax liability	—	117,947		—	117,947

TOTAL LIABILITIES	2,590,295	3,370,602		352,673	6,313,570

Commitments and contingencies (Note 13)
Minority interest	—	—		—	—

Stockholders’ equity:
Preferred stock, $0.0001 par value; 20,000,000 shares authorized, none issued	—	2,795,213		(2,795,213)	—
Common stock, $0.0001 par value; 80,000,000 shares authorized, 44,072,200 and 38,969,300 issued and outstanding	3,897	2,015,860		(2,015,860)	3,897
Additional paid-in capital	69,895,120				69,895,120
Accumulated deficit	(41,277,155)	220,221		(220,221)	(41,277,155)
Accumulated other comprehensive income	822	415,081		(415,081)	822
Total stockholders’ equity	28,622,684	5,446,375		(5,446,375)	28,622,684

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$31,212,979	$8,816,977		$(5,093,702)	$34,936,254

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
Unaudited Pro Forma Condensed Statement of Operations
For the year ended December 31, 2004

	Historical	Historical	Pro-Forma	Pro-Forma
	Spectrum	M&M	Adjustments	Spectrum
Revenues	$11,133,748	$11,071,860	$	$22,205,608

Cost of revenues	11,187,641	9,105,000		20,292,641

Gross profit	(53,893)	1,966,860	0	1,912,967

Operating expenses	40,564,140	3,695,184		44,259,324

Loss from operations	(40,618,033)	(1,728,324)	0	(42,346,357)

Total non-operating income (expense), net	289,690	(212,560)		77,130

Loss before provision for income taxes	(40,328,343)	(1,940,884)	0	(42,269,227)

Income tax benefit	21,296	144,464		165,760

Loss before minority interest	(40,307,047)	(1,796,420)	0	(42,103,467)

Minority interest		1,093,869		1,093,869

Net Loss	(40,307,047)	(702,551)	0	(41,009,598)

Weighted average common shares outstanding:
Basic and diluted	33,616,188			33,616,188

Loss per share:
Basic and diluted	$(1.20)			$(1.22)

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
Notes to Unaudited Pro Forma Condensed Financial Statements
     M&M Engineering Limited ended its fiscal year on June 30, 2004, whereas the fiscal year end of Spectrum Sciences & Software Holdings Corp. ended on December 31, 2004. The unaudited pro forma condensed Statement of Operations for the year ended December 31, 2004 is derived from M&M’s audited Statement of Operations for the year ended June 30, 2004, the seven months ended January 31, 2005, the unaudited internal financial statements of M&M for the periods ended December 31, 2003 and 2004 and the Company’s audited Statement of Operations for the year ended December 31, 2004.
1.	Historical M&M financial statements are presented in US dollars. M&M’s financials have been reclassified to conform to the Company’s presentation.

2.	Pro forma adjustments were made to the unaudited pro forma condensed balance sheet to eliminate historical M&M Engineering equity accounts, record goodwill, and record estimated acquisition costs. The entry comprises the purchase price $6,768,202 as a reduction to cash, $352,673 of expenses related to the acquisition, the elimination of all the equity accounts of M&M with the net amount of $1,674,500 being recorded as goodwill.

3.	Minority Interest(net) includes both the equity income from M&M joint ventures that are not consolidated under the equity method of accounting, per US generally accepted accounting principles, and the minority interest partner share of the Liannu joint venture which was consolidated in these financial statements.

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